Exhibit 99.1

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
December 19, 2008	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:

Paul A. Maisch, EVP & Chief Financial Officer

Daniel G. Rothstein, EVP & Chief Risk Officer

845.369.8040

PROVIDENT NEW YORK BANCORP ELECTS NOT TO PARTICIPATE IN

US TREASURY CAPITAL PURCHASE PROGRAM

Montebello, New York, December 19, 2008 — Provident New York Bancorp (NASDAQ Global Select Market: PBNY), the holding company for Provident Bank, has elected not to participate in the US Treasury Department’s TARP Capital Purchase Program (CPP).

Provident’s application under the CPP was approved by the Treasury on December 3rd. After thoroughly evaluating the CPP and the bank’s financial condition, Provident decided not to participate because it is already strong and well capitalized, and believes that it is positioned to withstand the current economic headwinds.

“Provident has stayed the course with disciplined, consistent credit policies and prudent underwriting standards, and we do not and have never participated in subprime lending,” said George Strayton, President and Chief Executive Officer. “This does not mean that we are immune to economic conditions as we, like virtually all other banks, have been affected. However, we continue to lend to businesses and consumers, and do not need added capital to continue being a major lender in the Hudson Valley. We are committed to maintaining and expanding our lending programs to benefit our customers and community.

“Provident has a strong and stable management and board of directors and comprehensive risk management programs and processes,” Strayton noted. “The bank does business in a market area that thus far has weathered the challenging economic environment better than many other areas of the country. We have opportunities in our markets where other banks are either exiting the market or retrenching.”

At September 30, 2008, Provident Bank’s capital ratios were well above the level required to be categorized by regulators as “well capitalized”. Provident Bank’s total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital were 12.81%, 11.62%, and 8.01%, respectively, at September 30, 2008.

To provide added reassurance and protection to its customers, Provident has chosen to participate in the FDIC’s expanded insurance program, which includes unlimited coverage of both non-interest bearing demand deposit accounts and NOW accounts paying up to 50 basis points, through December 31, 2009. This added coverage is valuable to both consumers and businesses; it is particularly valuable to small businesses to assure that their payroll accounts are fully insured.

About Provident Bank

Provident Bank, an independent, full-service community bank, is the banking subsidiary of Provident New York Bancorp, headquartered in Montebello, New York. Provident Bank operates 33 branches that serve the Hudson Valley region, including an office in Bergen County, New Jersey. The bank offers a complete line of commercial, retail and investment services. Visit the Provident Bank Web site at www.providentbanking.com

Forward Looking Statements

Note: In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements and include, among other things, those relating to the effect of the current and future economic environment on Provident and the markets in which it does business. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.